Exhibit 23.3

CONSENT OF FINANCIAL ADVISOR

We consent to the incorporation by reference of our opinion into the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission on or about September 14, 1998 by Carolina First Corporation in connection with the proposed merger of Colonial Bank of South Carolina, Inc. with and into Carolina First Corporation.

September 14, 1998
                                          /s/ Capital Resources Group, Inc.
                                          ---------------------------------
                                          Capital Resources Group, Inc.